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Exhibit 10.1

CONSULTING AGREEMENT

        THIS AGREEMENT is made effective as of May 1, 2012

BY AND BETWEEN

(1)
Huntsman International LLC, a Delaware Limited Liability Company, (the "Company"); and

(2)
Jon M. Huntsman, Jr., an individual (the "Consultant")

        WHEREAS, the Company is a global manufacture of differentiated organic chemical products and of inorganic chemical products, with significant operations in the Asia Pacific region;

        WHEREAS, the Consultant has extensive business experience, as well as experience in government affairs, both in the United States and in the Asia Pacific region, and has served as the Governor of the State of Utah and U.S. Ambassador to both Singapore and China.

        WHEREAS, the Company would like to avail itself of the experience and knowledge of the Consultant for the benefit of the Company.

        NOW AND THEREFORE, the Company and the Consultant have agreed the following terms and conditions on which the Consultant will provide services to the Company for the purposes of its business.

1.     DEFINITIONS

        In this Agreement and the Schedules hereto:

        "Services" means the consultancy services described in Schedule 1.

        "Termination Date" means the date on which this Agreement terminates.

2.     THE SERVICES AND OBLIGATIONS OF THE CONSULTANT

2.1
The Company agrees to engage the Consultant for the benefit of the Company and the Consultant agrees to supply the Services to the Company under the terms of this Agreement and the Schedules hereto.

2.2
The Consultant will provide the Services diligently and in a timely and professional manner, and using all necessary care and skill in doing so.

2.3
In addition, the Consultant agrees to:

(a)
keep the Designated Managers, as specified/defined in Schedule 1, informed of the progress of all assignments on which he is working; and

(b)
comply with all reasonable and lawful requests of the Company and to work and co-operate with its personnel or personnel of the Company.

3.     COMMENCEMENT AND DURATION

  This Agreement will be deemed to have commenced on the commencement date specified in Schedule 1 and subject to the parties' right to terminate pursuant to Clause 8 below, will continue for the period specified in Schedule 1.

4.     THE CONSULTANT'S FEE

4.1
In consideration of the provision of the Services, the Company will pay to the Consultant a fee as specified in Schedule 1. All fees are payable in accordance with the timescales specified in Schedule 1,

4.2
The Consultant shall be entitled to reimbursement of any reasonable expenses incurred on its own behalf in the course of providing the Services unless otherwise agreed between the parties. Expenses submitted for reimbursement shall be supported by satisfactory receipts.

4.3
The Consultant will not be entitled to any fees or other payments for consulting services save as expressly stated in this Clause 4.

5.     CONFIDENTIAL INFORMATION

5.1
The Consultant agrees to keep secret and confidential any of the trade secrets or other confidential, technical or commercial information of the Company or its subsidiaries or joint ventures whenever received or obtained by the Consultant and in whatever capacity, including the content and any results of the discussions and evaluations carried out under this Agreement and/or the Arbitration, and shall not use the same for any purpose whatsoever other than for the purpose of providing the Services. It is understood by the parties that the undertakings contained in this paragraph shall continue in force in perpetuity unless superseded and replaced by any formal agreement subsequently entered into by the parties.

6.     STATUS

6.1
The relationship of the Consultant to the Company shall be that of contractors dealing at arm's length. Nothing in this Agreement will render the Consultant an employee or partner of the Company and the Consultant will not hold himself out as such.

7.     TAX

7.1
The Consultant will account to the appropriate authorities for all taxes, liabilities, charges and duties arising from the performance of the Services in relation to the Consultant.

8.     TERMINATION

8.1
This Agreement may be terminated by either party at any time upon written notice.

8.2
In the event of the termination of this Agreement, the Company shall only be liable to the Consultant in respect of fees and expenses due for the Services provided up to the date of termination.

9.     COMPETITION AND SOLICITATION

  The Consultant shall not during the Duration of the Agreement, as specified/defined in Schedule 1, and for a period of 12 months immediately following the Termination Date, supply services of a type similar to those to be supplied under this Agreement, to any existing client or competitor of the Company.

10.   NO ASSIGNMENT

  No assignment of this Agreement or any of the rights or obligations of this Agreement shall be valid without the prior written consent of the other party, except that the Company may assign this Agreement or its rights and obligations under this Agreement, in whole or in part, to any subsidiary, affiliate, or successor.

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11.   EFFECT OF AGREEMENT

11.1
This Agreement and the Schedules hereto supersede any previous agreement between the parties in relation to the matters dealt with in them and represent the entire understanding between the parties.

11.2
Each party acknowledges and agrees that it has not entered into this Agreement in reliance on any representation, warranty or undertaking which is not set out or referred to in this Agreement and the Schedules.

12.   NOTICES

12.1
Any notice or other formal communication given under this Agreement must be in writing (which includes fax and email) and may be delivered in person, or sent by post or e-mail to the party to be served at the following address:

(a)
to the Company at:

    Huntsman International LLC
    500 Huntsman Way
    Salt Lake City, Utah 84108
    Facsimile: (801) 584-5782
    Email:

  (b)
  to the Consultant at:

    Jon M. Huntsman, Jr.
    500 Huntsman Way
    Salt Lake City, Utah 84108
    Facsimile:
    E-mail:

  or at such other address or email address as he/it may notify to the other party under this clause. Any notice or other document sent by post shall be sent by overnight courier.

12.2
This Agreement may not be modified by any oral agreement, either express or implied. All amendments or modifications of this Agreement must be in writing and be signed by both parties.

13.   FORCE MAJEURE

  Neither party shall be considered in default in the performance of its obligations hereunder to the extent that the performance of any such obligation is prevented or delayed by any cause, existing or future, which is beyond the reasonable control of such party. In such event, the schedule and compensation for the performance of the Services shall be equitably adjusted.

14.   GOVERNING LAW AND ARBITRATION

14.1
This Agreement will be governed by and construed in accordance with the law of State of Utah.

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        THIS AGREEMENT has been signed on behalf of the Company and by the Consultant on the date set out at the beginning.

/s/ WADE ROGERS SIGNED by Wade Rogers	)
for and on behalf of Huntsman International LLC	)
Date: May 9, 2012)
) ) ) )
/s/ JON M. HUNTSMAN, JR. SIGNED by Jon M. Huntsman, Jr.	)
as Consultant	)
Date: May 13, 2012	) ) ) ) )

Signature Page

 SCHEDULE 1

1.	Description of the Services to be performed	—	Provide strategic advice to senior management of the Company on political, economic and business matters, particularly in connection with markets and opportunities in Asia;
		—	Participate from time to time in negotiations and discussions with business leaders and dignitaries;
		—	Participate in such other meetings or discussions as may be requested by senior management of the Company upon reasonable notice.
2.	Designated Managers	Jon M. Huntsman and Peter R. Huntsman
3.	Commencement date	May 1, 2012
4.	Duration of Agreement	Through December 31, 2013
5.	Fee	$27,500 per month to be paid monthly
Any special conditions to be met before payment is due
6.	Special requirements or conditions (if any)

Schedule 1

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  Exhibit 10.1
CONSULTING AGREEMENT
SCHEDULE 1